Exhibit T3A.2.75

The State of Ohio, County of Summit, SS.

Personally appeared before me, the undersigned, a Notary Public in and for said county, this 18th day of October, A.D. 1905 the above named William L. Shoemaker, Sallie B. Shoemaker, James H. Sellwood, Mark Gair and Clarence N. Phillips, who each severally acknowledged the signing of the foregoing articles of incorporation to be his free act and deed, for the uses and purposes therein mentioned.

Witness my hand and official seal on the day and year last aforesaid.

[ILLEGIBLE]

notary public

The State of Ohio, County of [ILLEGIBLE], SS.

I, [ILLEGIBLE], Clerk of the Court of Common Pleas, within and for the county aforesaid, do hereby certify that [ILLEGIBLE] whose name is subscribed to the foregoing acknowledgment as a Notary Public was at the date thereof a Notary Public, in and for said county, duly commissioned and qualified, and authorized as such to take said acknowledgment; and further, that I am well acquainted with his handwriting, and believe that the signature to said acknowledgment is genuine.

In Witness thereof, I have hereunto set my hand and affixed the seal of said Court, at [ILLEGIBLE], this 19th day of October, A. D. 1905 [ILLEGIBLE] Clerk.

Clerks are required to use this Certificate and not attach their own.

Form A.

Articles of Incorporation

-OF-

The Day Drug Company           Company.

Filed in the office of the Secretary of State, at Columbus, Ohio, on the 20 day of Oct, A. D. 1905, and recorded in Volume [ILLEGIBLE], page [ILLEGIBLE], of the Records of Incorporations.

[ILLEGIBLE]

Secretary of State.

REMARKS

[ILLEGIBLE]

CORPORATION FOR PROFIT.–No. 11.	Ohio Legal Blank Co. Cleveland.

These Articles of Incorporation

-OF-

The Day Drug Company.

Witnesseth, That we, the undersigned,* all of whom are citizens of the State of Ohio, desiring to form a corporation, for profit, under the general corporation laws of said State, do hereby certify:

FIRST. The name of said corporation shall be The Day Drug Company.

SECOND. Said corporation is to be located at Akron in Summit County, Ohio, and its principal business there transacted.

THIRD. Said corporation is formed for the purpose of the manufacture and sale of drugs, medicines, notions, drugist’s sundries and other merchandise.

FOURTH. The capital stock of said corporation shall be Fifteen Thousand Dollars ($15,000.00), divided into Three Hundred (300), Shares of Fifty Dollars ($50.00), each.

In Witness whereof, We have hereunto set our hands, this 17th day of October, A. D. 1905.

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

* “all” or “a majority.”

Certificate of Increase

of the Capital Stock of

The Day Drug Company of

Akron, Ohio.

Filed in the office of the Secretary of State of Columbia, Ohio on the 7 day of Sept, A. D. 1909 [ILLEGIBLE]

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF THE DAY DRUG COMPANY OF

AKRON, OHIO.

William L. Shoemaker, as President and Sallie B. Shoemaker as Secretary of The Day Drug Company, duly authorized in the premises and acting on behalf of said company, do hereby certify that on the 1st day of September 1909, the capital stock of said company was fully subscribed for and more than 10 per cent thereof paid; that on said 1st day of September 1909 by a vote of the holders of all of the capital stock of said company, and at which meeting all of the holders of the capital stock of said company were present in person and waived, in writing, the notice by publication and by letter of the time, place and object of said meeting required by law, and also agreed, in wriring, to the increase of capital stock hereinafter set forth by passing the following motion:

“RESOLVED that the capital stock of The Day Drug Company be increased from Fifteen Thousand Dollars ($15,000.00) its present captailization, to Twenty Five Thousand Dollars ($25,000.00) and that such increase of capital stock to be divided into two hundred (200) shares of the par value of Fifty Dollars ($50.00) each, and that the President and acting secretary of this corporation be instructed to file a certificate of such increase with the Secretary of State.”

IN WITNESS WHEREOF said President and Secretary, acting on behalf of said company, hereunto subscribe said company’s name and affix its corporate seal this 1st day of September 1909.

THE DAY DRUG COMPANY

By	/s/ William L. Shoemaker
President

/s/ Sallie B. Shoemaker
Secretary

Increase of Capital Stock

OF

THE Day Drug            COMPANY

Filed in the office of the Secretary of State at Columbus, [ILLEGIBLE] on the 8th day of Nov. A. D. 1911 and recorded in volume 161, Page 22 of the Records of Incorporations.

[ILLEGIBLE] Secretary of State.

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF THE DAY DRUG COMPANY OF

AKRON, OHIO.

William L. Shoemaker, as President and Sallie B. Shoemaker as Secretary of The Day Drug Company, duly authorized in the premises and acting on behalf of said company, do hereby certify that on the 3rd day of November 1911, the capital stock of said company was fully subscribed for and more than 10 per cent thereof paid; that on said 3rd day of November 1911 by a vote of the holders of all of the capital stock of said company, and at which meeting all of the holders of the capital stock of said company were present in person or by duly authorized Proxy, and waived, in writing, the notice by publication and by letter of the time, place and object of said meeting required by law, and also agreed, in wriring, to the increase of capital stock hereinafter set forth by passing the following motion:

“Resolved that the capital stock of The Day Drug Company be increased from Twenty Five Thousand Dollars ($25,000) its present capitalization, to Thirty Five Thousand Dollars ($35,000.00) and that such increase of capital stock be divided into two hundred (200) shares of the par value of Fifty Dollars ($50.00) each, and that the President and Secretary of this corporation be instructed to file a certificate of such increase with the Secretary of State.”

IN WITNESS WHEREOF said President and Secretary, acting on behalf of said company, hereunto subscribe said company’s name and affix its corporate seal this 6th day of November, 1911.

THE DAY DRUG COMPANY

By	/s/ William L. Shoemaker
President

/s/ Sallie B. Shoemaker
Secretary

Increase of Capital Stock

OF

THE Day Drug            COMPANY

Filed in the office of the Secretary of State at Columbus, [ILLEGIBLE] on the 29th day of Dec A. D. 1911 and recorded in volume 161, Page 59 of the Records of Incorporations.

[ILLEGIBLE] Secretary of State.

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF THE DAY DRUG COMPANY OF

AKRON, OHIO.

W. L. Shoemaker, as President and Sallie B. Shoemaker as Secretary of The Day Drug Company, duly authorized in the premises and acting on behalf of said company, do hereby certify that on the 29th day of November 1911, the capital stock of said company was fully subscribed for and more than 10 per cent thereof paid; that on said 29th day of November 1911 by a vote of the holders of all of the capital stock of said company, and at which meeting all of the holders of the capital stock of said company were present in person and waived, in writing, the notice by publication and by letter of the time, place and object of said meeting required by law, and also agreed, in wriring, to the increase of capital stock hereinafter set forth by passing the following motion:

“Resolved that the capital stock of The Day Drug Company be increased from Thirty Five Thousand Dollars ($35,000.00) its present capitalization, to Sixty Thousand Dollars ($60,000.00) and that such increase of capital stock be divided into Five Hundred (500) shares of the par value of Fifty Dollars ($50.00) each, and that the President and Secretary of this corporation be instructed to file a certificate of such increase with the Secretary of State of Ohio.”

IN WITNESS WHEREOF said President and Secretary, acting on behalf of said company, hereunto subscribe said company’s name and affix its corporate seal this 29th day of November, 1911.

THE DAY DRUG COMPANY

BY	/s/ W. L. Shoemaker
President

/s/ Sallie B. Shoemaker
Secretary

Increase of Capital Stock

OF

THE Day Drug            COMPANY

Filed in the office of the Secretary of State at Columbus, O., on the 11th day of Apr. A. D. 1913 and recorded in volume 170, Page 456 of the Records of Incorporations.

[ILLEGIBLE] Secretary of State.

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF THE DAY DRUG COMPANY OF

AKRON, OHIO.

William L. Shoemaker, as President and Sallie B. Shoemaker as Secretary, of THE DAY DRUG COMPANY, duly authorized in the premises and acting on behalf of said company, do hereby certify that on the 25th day of March 1913, the capital stock of said company was fully subscribed for and more than 10 per cent thereof paid; that on said 25th day of March, 1913, by a vote of the holders of all of the capital stock of said company, and at which meeting all of the holders of the capital stock of said company were present in person in and waived, in writing, the notice by publication and by letter of the time, place and object of said meeting required by law, and also agreed, in wriring, to the increase of capital stock hereinafter set forth by passing the following motion:

“Resolved that the capital stock of THE DAY DRUG COMPANY be increased from Sixty Thousand Dollars ($60,000) its present capitalization, to One Hundred Thousand Dollars ($100,000) and that such increase of capital stock be divided into Eight Hundred (800) shares of the par value of Fifty Dollars ($50.00) each, and that the President and Secretary of this corporation be instructed to file a certificate of such increase with the Secretary of State of Ohio.”

IN WITNESS WHEREOF said President and Secretary, acting on behalf of said company, hereunto subscribe said company’s name and affix its corporate seal this 9th day of April, 1913.

THE DAY DRUG CO.

By	/s/ William L. Shoemaker
President

/s/ Sallie B. Shoemaker
Secretary

CERTIFICATE OF INCREASE

OF

CAPITAL STOCK

OF

THE DAY DRUG COMPANY.

Filed in the office of the Secretary of State, at Columbus, O., on the 5th day of May A. D. 1919 and recorded in volume 210 Page 420 of the Records of Incorporations

[ILLEGIBLE] Secretary of State

CERTIFICATE OF INCREASE OF CAPITAL STOCK.

W. L. Shoemaker, President, and F. G. Pfahl, Secretary, of The Day Drug Company, duly authorized in the premises, and acting on behalf of said Company, do hereby certify that on the 30th day of April A.D. 1919, the capital stock of said Company was fully subscribed for, and an installment of ten per cent on each share of stock had been paid; that on said day, by a vote of the holders of a majority of the stock of said Company, at a meeting called by a majority of its directors, and held at the office of the Company, in the city of Akron, Summit County, Ohio, and at which meeting all the holders of the capital stock of said Company were present in person or by proxy, and waived in writing the notice by publication and by letter, of the time, place and object of such meeting required by law, and also agreed in writing to the increase of capital stock hereinafter set forth, it was, on motion, “Resolved that the capital stock of said The Day Drug Company, be increased from One Hundred Thousand ($100,000) Dollars, its present capital stock, to Three Hundred Thousand ($300,000) Dollars, the increase divided into four thousand (4000) shares of Fifty ($50) Dollars each; and further, that the president and secretary of said Company be instructed to file a certificate of such increase with the Secretary of State;” which is done accordingly.

IN WITNESS WHEREOF, The aforesaid W. L. Shoemaker, President, and F. G. Pfahl, Secretary, of The Day Drug Company, acting for and on behalf of said Company, have hereunto set their hands this 30th day of April A. D. 1919.

THE DAY DRUG COMPANY

By /s/ W. L. Shoemaker President
By /s/ F. G. Pfahl Secretary

ANNUAL REPORTS MADE BY ALL CORPORATIONS ORGANIZED PRIOR TO JULY 23, 1929,

MUST BE ACCOMPANIED BY FOLLOWING DESIGNATION OF AGENT.

Appointment of Agent

Ohio Corporation,
Section 8623-129, General Code

KNOW ALL MEN BY THESE PRESENTS, That C. Blake Mc Dowell Name of Agent of 412 Central Savings & Trust Building, Akron, Ohio, Street of Avenue Summit County, Ohio, a natural person and resident of said county, being the county in which the principal office of Day Drug Company Name of Corporation is located, is hereby appointed as the person on whom process, tax notices and demands against said Day Drug Company may be served as authorized by Name of Corporation resolution of Board of Directors.

Day Drug Company
Name of Corporation

[ILLELIGIBLE]
President

Secretary
Akron , Ohio, March 13th , A. D. 19____
Day Drug Company
Name of Corporation

Akron, Ohio

Gentlemen: I hereby accept the appointment as the representative of your company upon whom process, tax notices, or demands may be served.

[ILLELIGIBLE]

State of Ohio,

County of Summit as.:

Personally appeared before me, the undersigned, a Notary Public in and for said County, this 13th day of March, A. D. 1930, the above named C. Blake McDowell who acknowledged the signinig of the foregoing to be his free act and deed for the uses and purposes therein mentioned.

WITNESS my hand and official seal on the day and year last aforesaid.

/s/ Masel A. Smith
Notary Public in and for

Summit	County, Ohio.
MASEL A. SMITH NOTARY PUBLIC IN AND FOR SUMMIT COUNTY, STATE OF OHIO Commission Expires October 27, 1932

§8623-15. Before any subscription to shares has been received, the articles may be amended by all of the incorporators who shall subscribe, acknowledge and file amended articles in the office of the secretary of state.

Thereafter amendments may be made at a meeting of shareholders entitled to vote thereon by the affirmative vote of the holders of shares entitling them to exercise two-thirds (or such other proportion not less than a majority as the articles may permit or require) of the voting power of the corporation on such proposal.

In addition to such affirmative vote, an amendment, if it be for any of the purposes hereinafter specified under paragraphs 1, 2, 3 or 4, must be adopted by the affirmative vote of the holders of two-thirds (or such other proportion not less than a majority as the articles may permit or require) of each class of shares entitled to vote thereon as hereinafter specified regardless of limitations of restrictions on the voting power on any such class, viz.:

1.     If any proposed amendment would:

(a) Change the par value of shares of any class;

(b) Change shares having par value into the same or a different number of shares without par value;

(c) Change shares without par value into shares with par value;

(d) Change unissued or issued shares into shares of another class;

(e) Alter the terms and provisions of any class of outstanding shares;

(f) Increase the authorized number of shares of any class;

then in any such case the holders of outstanding shares of the class in respect to which such amendment is proposed shall have the right to vote thereon.

If any proposed amendment would alter the terms and provisions of any class of outstanding shares, dissenting shareholders of such class shall be entitled to relief in the manner and under the conditions hereinafter provided as in the case of sale, lease or other disposition of the assets of the corporation.

2.     If any proposed amendment would change any shares into shares of another class then the holders of the outstanding shares, if any, of such latter class shall have the right to vote thereon.

3.     If any proposed amendment would:

(a) Increase the authorized number of shares of any class;

(b) Change unissued or issued shares into shares of another class;

(c) Alter the terms and provisions of any class of shares;

(d) Create a new class of shares;

then in any such case the holders of each class of shares junior to the class (a) so to be increased, or (b) into which unissued or issued shares are to be so changed, or (c) so to be altered, or (d) so to be created shall have the right to vote thereon.

4.     If any proposed amendment would authorize the board of directors to adopt an amendment to the article fixing or altering the preferences, dividend rate, amount payable on shares of any class on redemption of such shares or on the dissolution, liquidation, consolidation or sale of the entire assets of the corporation, of any authorized but unissued shares, or would revoke such authority of the board of directors, then in any such case the holders of outstanding shares of every class shall have the right to vote thereon.

If in the article the board of directors is empowered, subject to any limitations or restrictions also set forth therein, to fix or alter the preference, dividend rate, amount payable on shares of any class on redemption of such shares or on the dissolution, liquidation, consolidation or sale of the entire assets of the corporation, then the board of directors may adopt an amendment to the articles fixing or altering such terms in respect to shares not therefore issued, and such shares shall not be issued until the articles shall be so amended.

Upon the adoption of any amendment a certificate signed by the president or the vice-president and the secretary of an assistant secretary, containing a copy of the resolution of amendment and a statement of the manner of its adoption shall be filed in the office of the secretary of state, and thereupon the articles shall be amended accordingly.

A copy of a certificate of amendment changing the name or principal office of a corporation certified by the secretary of state may be recorded in the office of the recorder of any county in which such corporation had or has its principal office or in which it had or has property and for such recording a fee of five dollars shall be charged.

Page 171 Line 15

Number 19364
Form AMDT For Profit.

AMENDMENT

-OF-

The Day Drug Company

Filed in the office of the Secretary of State, at Columbus, Ohio, on the 20 day of July, 1931, and recorded in Volume 391, Page 491, of the Records of Incorporation.

[ILLELIGIBLE]

Secretary of State

[SEAL]

Certificate of Amendment

TO ARTICLES OF

THE DAY DRUG COMPANY

M.G. Gibbs President, and W. H. Hawes Secretary of The Day Drug Company, an Ohio corporation, with its principal office located at Akron Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the 15th day of July, 1931 at which meeting a quorum of such shareholders* [ILLELIGIBLE] was present in person or by proxy and that by the affirmative vote of the holders of shares entitling them to exercise all of the voting power of the corporation on such proposal* (and in addition thereto by the affirmative vote of the holders of  of each class of shares entitled to vote thereon) the following resolution of amendment was adopted:

RESOLVED that the Articles of Incorporation be and the same hereby are amended so as to change the name of said corporation from The Day Drug Company to PEOPLES SERVICE DRUG STORES, INCORPORATED.

IN WITNESS WHEREOF, said M. G. Gibbs , President and W. H. Hawes, Secretary, of The Day Drug Company acting for and on behalf of said corporation have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 15th day of July, 1931

By	/s/ M. G. Gibbs
President

By	/s/ W. H. Hawes
Secretary

*Strike out matter in parenthesis if not necessary. (See Sec. 8623-15, C. C.)

RECEIPT AND CERTIFICATE

PEOPLES SERVICE DRUG STORES INCORPORATED
NAME

19364

NUMBER

DOMESTIC CORPORATIONS	MISCELLANEOUS FILINGS
ARTICLES OF INCORPORATION	ANNEXATION/INCORPORATION—CITY
AMENDMENT 25.00	OR VILLAGE
MERGER/CONSOLIDATION	RESERVATION OF CORPORATE NAMES
DISSOLUTION	REGISTRATION OF NAME
AGENT 1.00	REGISTRATION OF NAME· RENEWALS
RE-INSTATEMENT	REGISTRATION OF NAME CHANGE OF REGISTRANTS ADDRESS
CERTIFICATES OF CONTINUED EXISTENCE	TRADE MARK TRADE MARK RENEWAL
MISCELLANEOUS	SERVICE MARK SERVICE MARK RENEWAL
FOREIGN CORPORATIONS	MARK OF OWNERSHIP
LICENSE	MARK OF OWNERSHIP RENEWAL
AMENDMENT	EQUIPMENT. CONTRACT/CHATTEL MORTGAGE
SURRENDER OF LICENSE	POWER OF ATTORNEY
APPOINTMENT ·OF AGENT	SERVICE OF PROCESS
CHANGE OF ADDRESS OF AGENT	MISCELLANEOUS
CHANGE OF PRINCIPAL OFFICE	ASSIGNMENT—TRADE MARK, MARK OF OWNERSHIP, SERVICE MARK, REGISTRATION OF NAME
RE-INSTATEMENT
FORM 7.
PENALTY'

I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 4th day of September  A. D. 1973, and recorded on Roll B906 at Frame 1058 of the RECORDS OF INCORPORATION AND MISCELLANEOUS FILINGS.

/s/ TED W. BROWN
TED W. BROWN,
Secretary of State

Filed by and Returned To:	CT Corporation System 918-16th St. Washington, D.C. 20006 Att: George M. Ward

FEE RECEIVED: $ 26.00

NAME:	PEOPLES SERVICE DRUG STORES INCORPORATED

rro-134

C-100-Prescribed by Secretary of State Ted W. Brown	Number: 19364 Approved By [ILLEGIBLE] Date 9/4/23 Fee 75.00

Certificate of Amendment

TO ARTICLES OF

PEOPLES SERVICE DRUG STORES, INCorporated rro-134

William J. Johnson, President (ILLELIGIBLE) and Ronald K. Rappold Secretary (or Assistant Secretary) of PEOPLES SERVICE DRUG STORES, INCorporated, an Ohio corporation, with its principle office located at Akron, Ohio, do hereby certify that * (ILLELIGIBLE) [in a writing signed under the provisions of Section 1701.54 of the Revised Code by all of the shareholders who would be entitled to a notice of a meeting held for such purpose] the following resolution was adopted to amend the articles:

Resolved, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “second” so that, as amended said Article shall be and read as follows:

"Second: The place in the State of Ohio where its principal office is to be located is the City of Cleveland, in Cuyahoga County."

IN WITNESS WHEREOF, said William J. Johnson, president (ILLELIGIBLE), and Ronald K. Rappold, (ILLELIGIBLE) (or Assistant Secretary), of PEOPLES SERVICE DRUG STORES, INCorporated, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this day of August 20, 1973.

By	/s/ William J. Johnson
[ILLEGIBLE]
William J. Johnson

By	/s/ Ronald K. Rappold
[ILLEGIBLE]
Ronald K. Rappold

(ohio-613-7/13/71)

*Strike phrases inapplicable

19364 APPROVED By [ILLEGIBLE] Date 9/4/73 Amount 1.00 rro-134

Subsequent Appointment of Agent

Sections 1701.07 (D), 1702.06 (D), Revised Code

KNOW ALL MEN BY THESE PRESENTS, That C T CORPORATION SYSTEM of Union Commerce Building (Street of Avenue) in Cleveland 44115,Cuyahoga County, Ohio, a corporation having a business (City or Village) address in said county, being the county in which the principal office of

PEOPLES SERVICE DRUG STORES, INCorporated
(Name of Corporation)

is located, is hereby appointed as the agent on which process, tax notices and demands against said

PEOPLES SERVICE DRUG STORES, INCorporated
(Name of Corporation)

may be served, to succeed C. Blake McDowell

(Name of Former Agent)

heretofore appointed as agent, which appointment is hereby made pursuant to a resolution of the board of directors (ILLELIGIBLE) passed on the 20th day of August, 1973.

All previous appointments are hereby revoked.

PEOPLES SERVICE DRUG STORES INCorporated
(Name of Corporation)

By	/s/ W. J. Johnson
[ILLEGIBLE]
W. J. Johnson
, Ohio

August 20, 1973

PEOPLES SERVICE DRUG STORES, INCorporated
(Name of Corporation)

Gentlemen: C T CORPORATION SYSTEM hereby accepts appointment as the agent of your corporation upon which process, tax notices or demands may be served.

C T CORPORATION SYSTEM

By
(Signature of Officer Signing and Title)
Richard T. Rizz, Assistant Secretary

(OHIO - 1933 - 11/4/68)

STATE OF OHIO	TED W. BROWN
DEPARTMENT OF STATE	SECRETARY OF STATE	RECEIPT NO.	7412

DATE 12/30/76	19364	E228-0404	011
	NUMBER

RECEIVED OF OR FILED BY ULMER, BERNE, LARONGE, GLICKMAN ET AL

THE SUM OF $ 25.00 FOR FILING MER CHN OF

THE LANE DRUG COMPANY FORMERLY PEOPLES SERVICE DRUG STORES INCORPORATED

RETURNED TO: 7412	MER $ 25.00
ULMER, BERNE, ARONGE, GLICKMAN ET AL ATT:R.A.FEIN 900 BOND COURT BLOG. CLEVELAND, OH 44114
TOTAL FEE $ 25.00

NAME:

THE LANE DRUG COMPANY FORMERLY PEOPLES SERVICE DRUG STORES INCORPORATED

19364
APPROVED
By [ILLEGIBLE]
Date 12/29/76
Amount 25.00

AGREEMENT OF MERGER
MERGING
THE LANE DRUG COMPANY (OHIO)
AND
SCHUMAN DISTRIBUTING, INC.
INTO
PEOPLES SERVICE DRUG STORES, INCORPORATED

AGREEMENT OF MERGER, entered into this 22nd day of December, 1976, by and between PEOPLES SERVICE DRUG STORES, INCORPORATED, a corporation organized and existing under the laws of the State of Ohio (hereinafter sometimes referred to as the "Surviving Corporation"); and THE LANE DRUG COMPANY (OHIO) and SCHUMAN DISTRIBUTING, INC., corporations organized and existing under the laws of the State of Ohio (hereinafter sometimes referred to as the "Merged Corporations").

WITNESSETH: THAT

WHEREAS, the Board of Directors of each of the constituent corporations, to the end that greater efficiency and economy in management may be accomplished, deem it advisable and generally to the advantage and welfare of said corporations and their respective shareholders that each of the Merged Corporations be merged with and into PEOPLES SERVICE DRUG STORES, INCORPORATED, as authorized by the provisions of TITLE 17, Chapter 1701 of the Ohio Revised Code, as amended; and

WHEREAS, the Surviving Corporation is authorized by its Articles of Incorporation, as amended, to issue a maximum of six thousand (6,000) shares of Common Stock with a par value of Fifty Dollars ($50.00) per share; and

WHEREAS, THE LANE DRUG COMPANY (OHIO) is authorized by its Articles of Incorporation, as amended, to issue a maximum of five hundred thousand (500,000) shares of no par Common Stock, and SCHUMAN DISTRIBUTING, INC. is authorized by its Articles of Incorporation, as amended, to issue a maximum of two hundred fifty (250) shares of Common Stock with a par value of Fifty Dollars ($50.00) per share;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the constituent corporations parties to this Agreement, by and between their respective Boards of Directors, have agreed and do hereby agree as follows:

FIRST: The Merged Corporations, each of which is an Ohio corporation, shall be merged with and into PEOPLES SERVICE DRUG STORES, INCORPORATED, an Ohio corporation (which shall be the continuing and surviving corporation) as of the close of business on December 30, 1976 or the date this Agreement shall have been duly filed and recorded as required by the provisions of TITLE 17, Chapter 1701 of the Ohio Revised Code, whichever is later (herein the "Effective Date"); and the separate existence of each of the Merged Corporations shall cease as of the date thereof.

2

SECOND: The Articles of Incorporation of PEOPLES SERVICE DRUG STORES, INCORPORATED shall be the Articles of Incorporation of the Surviving Corporation, except that upon the merger becoming effective, Article FIRST thereof shall be amended to read as follows:

"FIRST. The name of the Corporation shall be The Lane Drug Company."

and Article THIRD thereof shall be amended to read as follows:

"THIRD. The purpose or purposes for which the Corporation is formed are:

1.	To manufacture, process, promote, buy and sell at wholesale and retail and otherwise deal in any and every kind of goods, materials, commodities and merchandise, including, but not limited to any and all forms of drugs, vitamins, prescriptions, sundries, pharmaceuticals, medicines, chemicals, cosmetics and all other forms of goods and commodities.

2.	To acquire, own, hold, use, lease, mortgage, pledge, exchange and dispose of property of all kinds, whether real, personal or mixed, wherever situated, including shares of stock, bonds, debentures, notes, scrip, securities, interests in real estate, evidences of indebtedness, contracts and obligations of any corporation, association, firm or individual.

3.	To enter into, promote or conduct any kind of business, contract or undertaking, by itself or in combination with any person, firm or corporation whether or not related to any other business, contract or undertaking in which the Corporation may then be engaged and for such purpose to acquire, take over and dispose of any or all of the stock, good will or assets of any corporation, association, partnership, trustee, syndicate, combination, organization, firm, individual or other entity, domestic or foreign, and to assume any or all of the rights and liabilities, guarantee or become surety for the performance of any or all of their obligations, and participate in any way in their affairs.

3

4.	In general, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.99 inclusive of the Ohio Revised Code.

Each purpose specified in any clause or paragraph contained in this Article THIRD shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of the Corporation's Articles of Incorporation.

The Corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by law. Any change of the purposes of the Corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the Corporation now or hereafter required by the Articles of Incorporation or regulations of this Corporation, or, if there be no provision therefor, then as required by law, shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares."

THIRD: The place in Ohio where the principal office of the Surviving Corporation is located is Cleveland, Cuyahoga County, Ohio.

FOURTH: The maximum number of shares which the Surviving Corporation shall be authorized to have outstanding is six thousand (6,000) shares of Common Stock, with a par value of Fifty Dollars ($50.00) per share, all of which shares shall be fully paid and non-assessable. On the Effective Date, the shares of Common Stock of the Surviving Corporation shall remain and continue as shares of Common Stock of such Corporation without any action on the part of the holder thereof.

4

FIFTH: The Directors of the Surviving Corporation shall continue in office until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified; and the officers of the Surviving Corporation shall continue in office until the next annual meeting of directors or until their successors have been duly elected and qualified.

SIXTH: The Code of Regulations of the Surviving Corporation, as the same exists immediately prior to the Effective Date, shall be and remain the Code of Regulations of the Surviving Corporation until altered, amended or repealed subsequent to the Effective Date in accordance with Ohio law, the Articles of Incorporation of the Surviving Corporation, or said Code of Regulations.

SEVENTH: CT Corporation System, of Union Commerce Building, Cleveland, Cuyahoga County, Ohio 44115 is the statutory agent of the Surviving Corporation upon whom process, notices and demands against the Surviving Corporation may be served.

EIGHTH: In that the sole shareholder of the Merged Corporations owns all of the issued and outstanding shares of stock of the Surviving Corporation, upon the Effective Date of the Merger, all the outstanding shares of Common Stock of each of the Merged Corporations shall be surrendered for cancellation and no shares shall be issued by the Surviving Corporation in exchange therefor. Upon the Effective Date, the holder of the certificates representing the outstanding shares of Common Stock of the Merged Corporations shall cease to have any rights with respect to said shares, and its sole rights shall be with respect to the Common Stock of the Surviving Corporation.

5

NINTH: Upon the Merger becoming effective, the separate existence of each of the Merged Corporations shall cease and the Surviving Corporation shall be possessed of all assets and property of every description, and every interest therein, wherever located and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Merged Corporations, and all obligations belonging to or due to the Merged Corporations, all of which shall be vested in the Surviving Corporation, without further act or deed. Title to any real estate or any interest therein vested in the Merged Corporations shall not revert or in any way be impaired by reason of such merger. The Surviving Corporation shall assume and be liable for all the liabilities and obligations of the Merged Corporations.

All the rights of creditors of the Merged Corporations are preserved unimpaired, and all liens upon the property of the Merged Corporations are preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Date of the merger. Any claim existing or action or proceeding pending, by or against the Merged Corporations may be prosecuted to judgment with right of appeal as if such merger had not taken place, or the Surviving corporation, at its option, may elect to be substituted in its place. Whenever a conveyance, assignment, transfer deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the Merged Corporations, shall execute, acknowledge and deliver such instruments and perform such acts.

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by the Vice-President and Assistant Secretary of each of the constituent corporations by authority of the Board of Directors and sole shareholder of each corporation, as the respective agreement of each of said corporations, on this 22nd day of December, 1976.

PEOPLES SERVICE DRUG STORES, INCORPORATED

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

THE LANE DRUG COMPANY (OHIO)

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

SCHUMAN DISTRIBUTING, INC.

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

7

CERTIFICATE OF MERGER

OF

THE. LANE DRUG COMPANY (OHIO)

AND

SCHUMAN DISTRIBUTING, INC.

INTO

PEOPLES SERVICE DRUG STORES, INCORPORATED

The Agreement of Merger to which this Certificate is attached having been duly approved and adopted by the unanimous written consent of the Board of Directors and sole shareholder of each of the constituent corporations in accordance with the statutory requirements of the Ohio Revised Code, and as set forth on the attached Certificates of the Vice-President and Assistant Secretary of each of the constituent corporations parties to said Agreement of Merger, the undersigned officers do hereby sign this Certificate of Merger, pursuant to Section 1701.81 of the Ohio Revised Code.

PEOPLES SERVICE DRUG STORES, INCORPORATED		THE LANE DRUG COMPANY (OHIO)

By	/s/ Morton L. Stone	By	/s/ Morton L. Stone
	Morton L. Stone, Vice-President		Morton L. Stone, Vice-President

And	/s/ Robert A. Fein	And	/s/ Robert A. Fein
	Robert A. Fein, Asst. Secretary		Robert A. Fein, Asst. Secretary

SCHUMAN DISTRIBUTING, INC.

		By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

		And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

CERTIFICATE OF VICE-PRESIDENT AND ASSISTANT SECRETARY

OF

PEOPLES SERVICE DRUG STORES, INCORPORATED

AN OHIO CORPORATION

SHOWING APPROVAL OF AGREEMENT OF MERGER

Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the above-named Corporation, an Ohio corporation, do hereby certify that the Agreement of Merger to which this Certificate is attached, having been first duly approved and adopted by the unanimous written consent of the Board of Directors of the Corporation pursuant to the Ohio Revised Code, was duly submitted to, approved and adopted by the sole shareholder of the Corporation by its written consent on December 22, 1976, in accordance with the statutory laws of Ohio.

IN WITNESS WHEREOF, Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the Corporation, acting for and on behalf of the Corporation, have hereunto subscribed their names this 22nd day of December, 1976.

PEOPLES SERVICE DRUG STORES, INCORPORATED

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

CERTIFICATE OF VICE-PRESIDENT AND ASSISTANT SECRETARY

OF

SCHUMAN DISTRIBUTING, INC.

AN OHIO CORPORATION

SHOWING APPROVAL. OF AGREEMENT OF MERGER

Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the above-named Corporation, an Ohio corporation, do hereby certify that the Agreement of Merger to which this Certificate is. attached, having been first duly approved and adopted by the unanimous written consent of the Board of Directors of the Corporation pursuant to the Ohio Revised Code, was duly submitted to, approved and adopted by the sole shareholder of the Corporation by its written consent on December 22, 1976, in accordance with the statutory laws of Ohio.

IN WITNESS WHEREOF, Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the Corporation, acting for and on behalf of the Corporation, have hereunto subscribed their names this 22nd day of December, 1976.

SCHUMAN DISTRIBUTING, INC.

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

CERTIFICATE OF VICE-PRESIDENT AND ASSISTANT SECRETARY

OF

THE LANE DRUG COMPANY (OHIO)

AN OHIO CORPORATION

SHOWING APPROVAL OF AGREEMENT OF MERGER

Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the above-named Corporation, an Ohio corporation, do hereby certify that the Agreement of Merger to which this Certificate is attached, having been first. duly approved and adopted by the unanimous written consent of the Board of Directors of the Corporation pursuant to the Ohio Revised Code, was duly submitted to, approved and adopted by the sole shareholder of the Corporation by its written consent on December 22, 1976, in accordance with the statutory laws of Ohio.

IN WITNESS WHEREOF, Morton L. Stone, Vice-President, and Robert A. Fein, Assistant Secretary, of the Corporation, acting for and on behalf of the Corporation, have hereunto subscribed their names this 22nd day of December, 1976.

THE LANE DRUG COMPANY (OHIO)

By	/s/ Morton L. Stone
Morton L. Stone, Vice-President

And	/s/ Robert A. Fein
Robert A. Fein, Asst. Secretary

THE LANE DRUG COMPANY	EXECUTIVE OFFICE BUYING OFFICES AND WAREHOUSE 253 WAGGONER BOULEVARD TOLEDO, OHIO 43612 PHONE (419) 476-2233

December 23, 1976

Peoples Service Drug Stores, Incorporated
Cleveland, Ohio

Gentlemen:

The undersigned The Lane Drug Company (Ohio) does hereby consent to your use of the name "The Lane Drug Company" upon your merger with The Lane Drug Company (Ohio) and Schuman Distributing, Inc.

Sincerely yours,

/s/ Robert A. Fein
Robert A. Fein
Assistant Secretary